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                                                   EXHIBIT NO. 99.13

              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 24 to the Registration Statement No. 33-19628 of Money Market Variable Account on Form N-3 of our report dated February 24, 2005, relating to the financial statements of Capital Appreciation Variable Account, Government Securities Variable Account, High Yield Variable Account, Managed Sectors Variable Account, Money Market Variable Account, Total Return Variable Account and Global Governments Variable Account, appearing in the Annual Report to contract owners for the year ended December 31, 2004, and to the use of our report dated March 18, 2005, (which expresses an unqualified opinion and includes two explanatory paragraphs, one relating to the merger of Sun Life Assurance Company of Canada (U.S.) with Keyport Life Insurance Company on December 31, 2003, and another paragraph relating to the adoption of the American Institute of Certified Public Accountants' Statement of Position 03-1, "Accounting and Reporting by Insurance Enterprises for Certain Nontraditional Long-Duration Contracts and for Separate Accounts," effective January 1, 2004, the adoption of provisions of FASB Interpretation No. 46, "Consolidation of Variable Interest Entities," and the adoption of provisions of FASB Interpretation No. 46R, "Consolidation of Variable Interest Entities" effective December 31, 2003, described in Note 1) relating to the consolidated financial statements of Sun Life Assurance Company of Canada (U.S.) for the year ended December 31, 2004, appearing in the Statement of Additional Information, which is part of such Registration Statement

We also consent to the references made to us under the headings "Condensed Financial Information - Per Accumulation Unit Income and Capital Changes" in the Prospectus and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information, each of which are part of such Registration Statement.

DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP
Boston, Massachusetts
April 28, 2005